UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2025

OCEAN BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (401) 444-7375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: (listings currently suspended)

Common Stock, $0.0001 par value	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On July 10, 2025, Ocean Biomedical, Inc. (the “Company”) received final notice from Elkurt, Inc. of termination of the licenses described in our Current Report on Form 8-K filed with the SEC on June 13, 2025. The Final Notice states in relevant part:

“This letter is a follow-up to the letter Elkurt sent to Ocean dated June 9, 2025 (the “Notice Letter”). Capitalized terms used in this letter have their meaning as defined in the Notice Letter. The Notice Letter provided formal written notice in accordance with the Ocean Licenses that Ocean is in material breach of its contractual obligations and identified several items in breach. Section 10.2.2.1 of the Ocean Licenses provides that if Ocean fails to cure a breach “within thirty (30) days after receiving written notice”, then Elkurt may terminate the license “immediately upon written notice” to Ocean. Elkurt provided written notice to Ocean on June 9, 2025. As of the date of this letter the thirty-day cure period has now passed and is expired. As such, Elkurt states the following: This letter is notice under Section 10.2.2.1 of the termination of each Ocean License. Elkurt hereby terminates each Ocean License, effective immediately. Elkurt retains no obligation to Ocean of any kind with regard to the Ocean Licenses. Although the Ocean Licenses are terminated, please be aware that per Section 10.3.2 all of Ocean’s obligations under the Ocean Licenses that accrued prior to the date of termination remain continuing obligations, including without limitation payment in full of all amounts owed. Some of those obligations were stated in the Notice Letter.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2025

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria
Chirinjeev Kathuria
Chairman